Exhibit 3.1

ARTICLES OF INCORPORATION

OF

AFC BDC INC.

ARTICLE I

INCORPORATOR

The undersigned, Bernard D. Berman whose address is 525 Okeechobee Boulevard, Suite 1770, West Palm Beach, Florida 33401, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland on September 3, 2021.

ARTICLE II

CORPORATE TITLE

The name of the corporation is: AFC BDC Inc. (the “Corporation”).

ARTICLE III

BUSINESS PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The address of the principal office of the Corporation in the State of Maryland is c/o Corporate Creations Network Inc., 2 Wisconsin Circle, # 700, Chevy Chase, Maryland 20815. The name of the resident agent of the Corporation in the State of Maryland is Corporate Creations Network Inc., whose post office address is 2 Wisconsin Circle, # 700, Chevy Chase, Maryland 20815. The resident agent is a Maryland corporation.

ARTICLE V

SHARES

The Corporation has authority to issue 50,000,000 shares at $0.01 par value per share.

ARTICLE VI

DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be one, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The name of the director who shall serve until the first meeting and until his successor is duly elected and qualified is:

Bernard D. Berman

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 8th day of September 2021.

SIGNATURE OF INCORPORATOR:

/s/ Bemard D. Berman
Bemard D. Berman

I hereby consent to my designation in this document as resident agent for this Corporation.

CORPORATE CREATIONS NETWORK INC.

/s/ Lauren Underwood
Name:	Lauren Underwood
Title:	Special Secretary

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